EXHIBIT 99.

                        SHELLS SEAFOOD RESTAURANTS, INC.

                                Executive Offices
                                -----------------

                           16313 N. Dale Mabry Highway
                                    Suite 100
                              Tampa, Florida 33618
                                 (813) 961-0944

                               -------------------

                             NOTICE OF REDEMPTION OF
                         COMMON STOCK PURCHASE WARRANTS

                               -------------------


                                                                  June 16, 1997

To the Holders of Publicly Registered
Common Stock Purchase Warrants
of Shells Seafood Restaurants, Inc.

     NOTICE IS HEREBY GIVEN pursuant to Section 13 of that certain Warrant Agreement, dated as of April 23, 1996, by and among Shells Seafood Restaurants, Inc. (the "Company"), Continental Stock Transfer & Trust Company (the "Warrant Agent") and Paragon Capital Corporation, that the Company will redeem all of its outstanding publicly registered Common Stock Purchase Warrants (the "Warrants") on July 16, 1997 (the "Redemption Date"), at a redemption price of $.10 for each share of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be acquired upon exercise of the Warrants (the "Warrant Shares").

     The registered holder of a Warrant is entitled to purchase that number of shares of Common Stock indicated in the Warrant, at a price of $6.00 for each Warrant Share. On June 11, 1997, the twentieth consecutive trading date on which the closing price of the Common Stock was at or above $9.00 per share (representing 150% of the effective exercise price of a Warrant Share), the closing sale price of the Common Stock was $9.375 per share.

     THE RIGHT TO EXERCISE THE WARRANTS SHALL TERMINATE AT 5:00 P.M., EASTERN STANDARD TIME, ON JULY 16, 1997 (THE "EXERCISE TERMINATION TIME"). Any holder who wishes to exercise its, his or her Warrants must exercise such Warrants prior to the Exercise Termination Time.




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     The Warrants may be exercised upon surrender of the Warrant certificates on or prior to the Exercise Termination Time to the Warrant Agent at 2 Broadway, New York, New York 10004, with the form of "Election to Purchase" on the reverse side of the certificate filled out and executed as indicated, accompanied by the payment of the full exercise price for the Warrant Shares being acquired upon the exercise of the Warrant. While the Warrants permit the payment to be made in the form of cash, certified check or bank draft (payable to the order of the Company), it is suggested that cash not be used as a form of payment.

             WARRANT CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY.

     The state Blue Sky laws of Arizona, Illinois, North Dakota, Texas, Utah and Wisconsin prohibit the exercise of Warrants by residents of those states unless certain criteria have been met. RESIDENTS OF SUCH STATES ARE REQUESTED TO CONTACT THE CORPORATE SECRETARY OF THE COMPANY, AT (813) 961-0944, PRIOR TO THE EXERCISE OF WARRANTS.

     If a holder elects not to exercise its, his or her Warrants by the Exercise Termination Time, such holder may receive payment thereafter of the redemption price of $.10 per Warrant Share by delivery of the certificate or certificates representing the Warrants to the Warrant Agent at the above address. Upon the Warrant Agent's receipt of a certificate or certificates representing Warrants not being exercised or not exercised by the Exercise Termination Time, the Warrant Agent will mail a check for the aggregate redemption price of the Warrants evidenced thereby to the registered holder of the Warrants at the address specified by such holder, or if no address is so specified, at the last address of the holder as shall then appear on the records of the Warrant Agent.

     The method of delivery of certificates representing Warrants to the Warrant Agent is at the election and risk of the holder. If such delivery is by mail, it is suggested that the holder use properly insured registered mail with return receipt requested.


                                                  Very truly yours,



                                                  William E. Hattaway
                                                  President